POWER OF ATTORNEY The undersigned, director or officer, or both, of PRA Group, Inc. (the "Company"), hereby constitutes and appoints each ofLaTisha Owens Tarrant and Christina T. Branch, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (I) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Fonn JD, including amendments thereto, and any other documents necessary or appropriate Lo obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as the same may be amended from time to time (the "Exchange Act"), or any rule or regulation of the SEC; (2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder; (3) do and perform any and all acts for and on behalf of the undersigned that may he necessary or desirable to complete and execute any such Fonn 3, 4 or 5 (and any amendments thereto) and timely file such form with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosures as such attorney-in-fact may approve in such allorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perfonn any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply, or liabilities in connection, with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Fonns 3, 4 and 5 with respect to tl1e undersigned's holdings of, and transactions in, the Company's securities unless earlit--r revoked by the undersigned in a signed writing delivered to the foregoing attorneys in-fact. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective as of September+• 2023. ~ By: - Rake ehgal